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                                                                   EXHIBIT 99.1

                    INSTRUCTIONS TO STEWART FINANCE COMPANY
                                FORM OF ELECTION

1. GENERAL. This Form of Election should be properly filled in, dated and signed, and should be delivered to Stewart Finance Company (the "Company") at the address set forth on the Form of Election. The method of delivery to the Company is at your option and risk, but if you return the election by mail, we suggest you use registered mail return receipt requested.

2. TIME IN WHICH TO ELECT. To be effective, a Form of Election must be received by the Company no later than _______________ (the "Expiration Date"). A Form of Election returned to the Company after the Expiration Date must be accompanied by evidence that the person submitting such Form of Election submitted the Form of Election prior to the Expiration Date.

3. SIGNATURE. The signature (or signatures) on the Form of Election should correspond exactly with the name as written on the face of the securities.

         If the Form of Election is signed by a trustee, executor, administrator, guardian, officer of a corporation, attorney-in-fact or any other representative or fiduciary, the person signing must give such person's full title in such capacity provide appropriate evidence of authority to act in such capacity.

4. MISCELLANEOUS. In the event you accept the Company's rescission offer and comply with the requirements of the Form of Election, the Company will begin mailing and delivering checks in reimbursement for consideration paid for your securities within five business days after the Expiration Date.

         All questions with respect to this Form of Election and the rescission offer (including questions relating to the timeliness or effectiveness of any election) will be determined by the Company, which determination shall be final and binding. All questions should be directed to Jeffery L. Smith, Vice President, Stewart Finance Company, 610 Sibley Avenue, Union Point, Georgia 30669; (706) 486-4163.


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            FORM OF ELECTION TO BE SUBMITTED PURSUANT TO ELECTION TO
                       RESCIND OR CONTINUE INVESTMENT IN
                            STEWART FINANCE COMPANY

Stewart Finance Company
610 Sibley Avenue
Union Point, Georgia 30669
Attention:  Jeffrey L. Smith, Vice President

Dear Mr. Smith:

         The undersigned, who holds

               SECURITY                                 AMOUNT                              DATE ACQUIRED
--------------------------------------  ------------------------------------  -------------------------------------
Preferred Stock

Subordinated
Debentures

Senior Demand Notes

hereby acknowledges receipt of a final prospectus (the "Prospectus") from Stewart Finance Company (the "Company") in which the Company has offered holders of its securities the right to rescind their purchase of such securities or continue their investment in Stewart Finance Company (the "Rescission Offer"). This Rescission Offer must be accepted or rejected within 30 days of receipt of the Rescission Offer.

         Subject to the terms and conditions of the Rescission Offer and the instructions set forth below, I hereby elect:

(CHECK APPROPRIATE BLANK(S))

         [ ] To accept the Rescission Offer and rescind the sale to the undersigned of all of the securities of the Company and to receive a full refund of all sums paid therefor, together with the appropriate legal rate of interest as set forth in the Prospectus from the date of such sale to the date hereof; or

         [ ] To reject the Rescission Offer and continue to hold such securities.


         If I have elected to accept the Rescission Offer to rescind and the Company is not presently holding my securities, I hereby submit to the Company the enclosed securities to which this election relates.



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